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DOLLAR GENERAL BOARD OF DIRECTORS AUTHORIZES REPURCHASE OF ADDITIONAL 10 MILLION SHARES

GOODLETTSVILLE, Tenn. – September 30, 2005 – Dollar General Corporation (NYSE: DG) today announced that its board of directors authorized the Company to repurchase up to 10 million shares of its outstanding common stock.  Purchases may be made in the open market or in privately negotiated transactions from time to time subject to market conditions and the limitations in the authorization. This authorization expires September 30, 2006.

During the current quarter, the Company completed the repurchases under its previous 10 million share authorization.

About Dollar General

Dollar General is a Fortune 500® discount retailer with 7,755 neighborhood stores as of August 26, 2005.  Dollar General stores offer convenience and value to customers by offering consumable basic items that are frequently used and replenished, such as food, snacks, health and beauty aids and cleaning supplies, as well as a selection of basic apparel, housewares and seasonal items at everyday low prices.  The Company store support center is located in Goodlettsville, Tennessee. Dollar General’s Web site can be reached at www.dollargeneral.com.

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